Exhibit 5.1

101 Collins Street
Melbourne VIC 3000
T: +61 3 8656 3300 F: +61 3 8656 3400
www.gtlaw.com.au

1 February 2022

The Directors

Opthea Limited

Level 4, 650 Chapel Street

South Yarra VIC 3141

Dear Directors

Re: Opthea Limited – Registration Statement on Form F-3

We have acted as Australian legal counsel to Opthea Limited (Company), a company incorporated under the laws of the Commonwealth of Australia, in connection with its filing of a registration statement on Form F-3 (Registration Statement) under the U.S. Securities Act of 1933, as amended (Securities Act), with the U.S. Securities and Exchange Commission (Commission).

The Registration Statement includes two prospectuses: (i) a base prospectus (the Base Prospectus) to the proposed offer by the Company of its ordinary shares (Shares) and its American Depositary Shares (ADS (each ADS represents eight fully paid Shares in the Company)) representing its Shares, various series of debt securities (Debt Securities) or warrants (Warrants) to purchase any of such securities, either individually, or in units, with a total aggregate offering price of up to US$350,000,000, from time to time at prices and on terms to be determined by market conditions at the time of any such offering, and (ii) a preliminary prospectus (the Preliminary Prospectus) relating to the Company’s “at the market offering” of up to an aggregate of US$75,000,000 of its Shares or ADSs (ATM Shares). The US$75,000,000 of ATM Shares offered under the preliminary prospectus is included in the aggregate offering price of US$350,000,000 under the base prospectus.

1	Documents examined and searches conducted and relied on by us

For the purposes of this opinion, we have examined and relied on copies of the following documents:

(a)	the Registration Statement;

(b)	the Base Prospectus;

(c)	the Preliminary Prospectus; and

(d)	the Company’s Constitution (the Constitution).

2	Assumptions in providing this letter

For the purposes of this opinion, we have assumed:

(a)

the genuineness of all signatures and the authenticity of all documents, instruments and certificates submitted to us as originals and the exact conformity with the authentic originals of all documents, instruments and certificates submitted to us as copies or forms or originals;

(b)	all relevant original documents continue in full force and effect and all signatures, seals, dates, duty stamps and markings appearing on all documents and copy documents submitted to us are genuine;

(c)

that each party to each document has all the requisite power and authority (corporate and otherwise) to execute and deliver and perform its obligations there under (other than with respect to the Company to the extent expressly set forth in paragraph 3(b) below);

(d)

all matters of internal management required by the constitution of each of the parties to the relevant documents (other than the Company) have been duly attended to (including, without limitation, the holding of properly constituted meetings of the boards of directors of each of those parties and the passing at those meetings of appropriate resolutions);

(e)

any documents which purport to be governed by the law of any jurisdiction other than the laws of the Commonwealth of Australia are legal, valid and binding obligations of all parties to those documents and none of the execution, delivery or performance of any document by any party to the document violates or contravenes or is rendered invalid, not binding or unenforceable under any applicable law under any jurisdiction other than the laws of the Commonwealth of Australia;

(f)

the Company will not engage in fraudulent or unconscionable conduct or conduct which is misleading or deceptive or which is likely to mislead or deceive in relation to any issuance or sale of Shares (including ATM Shares), ADSs or Warrants;

(g)

there is no bad faith, fraud, undue influence, coercion or duress or similar conduct on the part of the Company in relation to any issuance or sale of Shares (including ATM Shares), ADSs, Debt Securities or Warrants under the Registration Statement;

(h)

all information provided to us by or on behalf of officers of the Company was true, correct and complete when provided and remains so at the date of this letter, containing all information required, without us making any separate enquiry or investigation other than viewing the Australian Securities & Investment Commission search, in order for us to provide this opinion;

(i)

the Company is and will be able to pay its debts as and when they fall due and is otherwise solvent as at the time any Shares (including ATM Shares), ADSs, Debt Securities or Warrants are issued or sold; and

(j)

all public records and searches which we have examined are accurate and the information disclosed by the searches conducted by us is true and complete and such information has not since been altered and the searches did not fail to disclose any information which had been delivered for registration, lodgement or filing against the Company’s records but which did not appear on the public records at the date of our search.

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3	Opinion

Based on and subject to the above, in our opinion:

(a)

the Company is duly incorporated and validly existing under the laws of the Commonwealth of Australia in good standing (as such term is not defined under the Corporations Act 2001 (Cth) (Corporations Act), meaning solely that there are no current orders for the winding up of, or appointment of a receiver or liquidator for the Company or any notice of its proposed deregistration);

(b)	the issue of the Shares and ATM Shares (including those represented by ADSs) as contemplated under each of the Base Prospectus and the Preliminary Prospectus has been duly authorized; and

(c)

the Shares (including those represented by ADSs), when issued and paid for in accordance with the applicable underwriting or sales agreement, as contemplated in the Base Prospectus, and the ATM Shares, when issued and paid for in accordance with one or more sales agreements, as contemplated in the Preliminary Prospectus, will be validly issued, fully paid and ‘non-assessable’ (for the purposes of this opinion, the term ‘non-assessable’ when used to describe the liability of a person as the registered holder of shares is not a concept known under the laws of the Commonwealth of Australia, so we have assumed those words to mean that holders of such Shares, having fully paid all amounts due on the issue of such Shares, are under no personal liability under the Corporations Act to contribute to the assets and liabilities of the Company on a winding up of the Company or subject to any call for payment of further capital in their capacity solely as holders of such Shares).

4	Limitations

(a)

This opinion is subject to: the Registration Statement, and any amendments thereto (including all necessary post-effective amendments), becoming effective under the Securities Act (and on the assumption that it will remain effective at the time of any issuance of any Shares, ADSs and/or Warrants thereunder);

(b)

an appropriate final prospectus or final prospectus supplement with respect to the offering of Shares (including ATM Shares), ADSs, Debt Securities and/or Warrants (as applicable) being prepared, delivered and timely filed with the Commission in compliance with the Securities Act and the applicable rules and regulations thereunder;

(c)

the Shares, ADSs, Debt Securities and/or Warrants being offered and sold pursuant to the applicable final prospectus or final prospectus supplement being duly authorized by the Company’s Board of Directors and, where applicable, the Company’s shareholders;

(d)	the agreed upon consideration being received for the issue of the Shares, ADSs, Debt Securities and/or Warrants;

(e)

the aggregate offering price for all issues of ADSs representing ATM Shares made pursuant to the Company’s “at the market offering” as contemplated by the Preliminary Prospectus not exceeding US$75,000,000;

(f)

if in an underwritten offering, a definitive sale, purchase, underwriting or similar agreement with respect to any Shares, ADSs, Debt Securities and/or Warrants will be duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(g)

the terms of the issuance and sale of the Shares, ADSs, Debt Securities and/or Warrants being in conformity with the Constitution, the Corporations Act and the listing rules of the Australian Securities Exchange, and in the manner stated in the Registration Statement and the applicable prospectus supplement, so as not to violate any applicable law or result in a default under or

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breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

5	Applicability

The opinion expressed above, which is governed by and to be interpreted in accordance with, the laws of the State of Victoria, Australia, is given only with respect to the laws of that State and of the Commonwealth of Australia that are in effect on the date of this opinion. We have not investigated and do not express any view about, any law other than that of Australia.

This opinion is limited to the matters stated in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is deemed to be given as of the date hereof and will speak as at such date. We do not undertake any obligation to advise you of any changes (including but not limited to any subsequently enacted, published or reported laws, regulations or binding authority) that may occur or come to our attention after the date of this letter which may affect our opinion.

6	Consent

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption ‘Legal Matters’ in the Base Prospectus and the Preliminary Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated under that Act.

Yours faithfully

Gilbert + Tobin

/s/ Craig Semple

Craig Semple

Partner

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